PRESS RELEASE                                                    EXHIBIT 99.1

[LOGO OMITTED]

Charter Communications (R)
A Wired World Company (TM)


FOR RELEASE:  Oct. 1, 2001

                                      NEWS

              Charter Signs CFO Kent Kalkwarf and COO Dave Barford
                       to Long-Term Employment Agreements

       Board of Directors Authorizes Issuance of Additional Stock Options
                                to All Employees

         SEATTLE -- Reaffirming his commitment to the senior management of Charter Communications, Inc. (Nasdaq:CHTR), Paul G. Allen, Chairman of the Board of Directors, today announced long-term employment agreements for Kent D. Kalkwarf, Executive Vice President and Chief Financial Officer; and David G. Barford, Executive Vice President and Chief Operating Officer. Mr. Allen said Messrs. Kalkwarf and Barford assumed interim responsibility for the duties of Jerry Kent, formerly President and CEO of Charter, when Mr. Kent chose not to renew his employment agreement.
         "I'm confident we have management in place to maintain a business as usual atmosphere at Charter under these unique circumstances," Mr. Allen said. "And I'm very pleased to announce Kent and Dave's long-term commitments represented by their newly inked employment agreements. They both have always impressed me and the other members of our Board with their management expertise and business prowess. I'm confident the employees, shareholders and customers of Charter are in good hands in the interim, until we name a new President and CEO."
         Mr. Kalkwarf was promoted to Chief Financial Officer in June 1997. Prior to joining Charter in 1995, he was employed for 13 years by Arthur Andersen LLP. Mr. Kalkwarf has extensive experience in cable television, retail and international tax issues. With today's announcement of his long-term employment agreement with Charter, Mr. Kalkwarf said, "Dave and I are appreciative of the confidence the Board has shown in giving us these new agreements. We're fully committed to working with Paul, the rest of the Board, and Charter management to continue Charter's success as the leading provider of broadband services to our customers."
         Mr. Barford was promoted to Chief Operating Officer in July 2000, having served previously as Senior Vice President of Operations for Charter's Western Division. Prior to joining Charter in 1995, he held various senior marketing and operations positions at Comcast Cable Communications, Inc.



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         With today's announcement of his long-term agreement with Charter, Mr.
Barford said, "Charter's operations are among the strongest in the cable industry. Our rebuild program is progressing ahead of schedule and we soon will have the most advanced infrastructure in the industry. As we continue to roll out our new advanced services, such as video on demand and high-speed Internet access, I'm confident that Charter will enjoy even greater success. I look forward to working with Paul, Kent, the new CEO when he is named, and all of my other Charter colleagues as we continue to build on Charter's exceptional record of performance."
         Mr. Allen said that in line with today's announcement, members of the Board also approved and authorized the issuance of additional stock options to all employees, and the appointment of Marc. B. Nathanson, Vice Chairman, to the Executive Committee of the Board.
         A 32-year veteran of the cable television industry, Mr. Nathanson founded Falcon Cable TV in 1975, and served as Chief Executive Officer of that company until it was merged into Charter Communications in 1999, when he was named to the Charter Board. He joins Mr. Allen and William D. Savoy, President, Vulcan Inc., as a member of Charter's Executive Committee.

About Charter Communications
         With nearly 7 million customers in 40 states, Charter Communications, a Wired World Company(TM), is among the nation's largest broadband communications companies. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform, marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand. More information about Charter can be found at www.charter.com.

                                      ###

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

CONTACTS:
Media                                       Analysts
Andy Morgan, 314-543-2217                   Mary Jo Moehle, 314-543-2397
amorgan@chartercom.com                      mmoehle@chartercom.com